Exhibit 10.6.10

GRANT OF SECURITY INTEREST

TRADEMARKS

THIS GRANT OF SECURITY INTEREST, dated as of May 10, 2011, is executed by XTERA COMMUNICATIONS, INC., a Delaware corporation with an address of 500 W. Bethany Drive, Suite 100 Allen, Texas 75013 (“Debtor”), in favor of HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation with an address of 312 Farmington Avenue, Farmington, Connecticut 06032 (“Secured Party”).

A. Pursuant to a certain Venture Loan and Security Agreement, dated as of the date hereof (the “Agreement”) by and between Debtor and the Secured Party, the Secured Party has agreed to extend certain credit facilities to Debtor upon the terms and subject to the conditions set forth therein;

B. Debtor owns the registered trademarks, service marks (and applications and registrations therefor), of the United States, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof (collectively, the “Trademarks”);

C. Pursuant to the Agreement, Debtor has granted to Secured Party a security interest in all right, title and interest of Debtor in and to the Trademarks, together with associated goodwill, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Trademarks (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations (as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further grant to Secured Party a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

Debtor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Debtor has caused this instrument to be executed as of the day and year first written above.

XTERA COMMUNICATIONS, INC.

By:	/s/ Paul J. Colan
Name: Paul J. Colan
Title: EVP & CFO

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

TRADEMARKS

Trademark	Owner	Registration Number	Registration Date

XTERA	Debtor	2786774	11/25/2003

XTERA and design	Debtor	2750767	8/12/2003

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

TRADEMARK APPLICATIONS

Trademark Application	Owner	Application Number	Application Date